Exhibit 10.12(b)

AMENDMENT NO. 1

TO THE

VWR INTERNATIONAL, LLC RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2011)

WHEREAS, VWR International, LLC (“VWR”) maintains the VWR International, LLC Retirement Plan (the “Plan”) for the benefit of its selected employees; and

WHEREAS, the Plan was most recently amended and restated effective January 1, 2011; and

WHEREAS, Section 11.1 of the Plan provides that the Benefit and Retirement Plan Committee of VWR (the “Committee”) is authorized to adopt Plan amendments that have no substantial adverse impact on any “Employer” or the Plan; and

WHEREAS, the Committee desires to amend the Plan to add the funding-based benefit limitations required by Section 436 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

NOW, THEREFORE, effective as of January 1, 2013, the Plan is hereby amended as follows:

1.	Section 5.8 of the Plan is amended and restated in its entirety to read as follows:

“5.8	Limitations Based on Funded Status.

Notwithstanding any other provision of the Plan to the contrary, the following limitations shall apply effective for Plan Years beginning on or after January 1, 2008:

(a) AFTAP Between 60 and 80 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s AFTAP for a Plan Year is less than 80% (or would be less than 80% to the extent described in Section 5.8(a)(ii) below), but is not less than 60%, then the limitations set forth in this Section 5.8 apply.

(i) 50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment, unless the present value of the portion of the benefit that is being paid in a Prohibited Payment does not exceed the lesser of:

(A) 50% of the present value of the benefit payable in the optional form of benefit that includes the Prohibited Payment; or

(B) 100% of the PBGC maximum benefit guarantee amount (as defined in Treas. Reg. §1.436-1(d)(3)(iii)(C)).

The limitation set forth in this Section 5.8(a)(i) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Participant or Beneficiary as of the Annuity Starting Date because of the application of the requirements of this Section 5.8(a)(i), the Participant or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treas. Reg. §1.436-1(d)(3)(iii)(D)). The Participant or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that Annuity Starting Date that would satisfy the 50%/PBGC maximum benefit guarantee amount limitation described in this Section 5.8(a)(i), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

(ii) Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the AFTAP for the Plan Year is:

(A) Less than 80%; or

(B) 80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the AFTAP.

The limitation set forth in this Section 5.8(a)(ii) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Participants covered by the amendment.

(b) AFTAP Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s AFTAP for a Plan Year is less than 60% (or would be less than 60% to the extent described in Section 5.8(b)(ii) below), then the limitations in this Section 5.8(b) apply.

(i) Single Sums, Other Accelerated Forms of Distributions, and Other Prohibited Payments Not Permitted. A Participant or

Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting Date on or after the applicable Section 436 Measurement Date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment. The limitation set forth in this Section 5.8(b)(i) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(ii) Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to be Paid. An Unpredictable Contingent Event Benefit with respect to an Unpredictable Contingent Event occurring during a Plan Year shall not be paid if the AFTAP for the Plan Year is:

(A) Less than 60%; or

(B) 60% or more, but would be less than 60% if the AFTAP were redetermined applying an actuarial assumption that the likelihood of occurrence of the Unpredictable Contingent Event during the Plan Year is 100%.

(iii) Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable Section 436 Measurement Date. In addition, if the Plan is required to cease benefit accruals under this Section 5.8(b)(iii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c) Limitations Applicable if the Company is in Bankruptcy. Notwithstanding any other provisions of the Plan to the contrary, a Participant or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a Prohibited Payment with an Annuity Starting date that occurs during any period in which the Company is a debtor in a case under Title 11, United States Code, or similar federal or state law, except for payments made within a Plan Year with an Annuity Starting Date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%. In addition, during such period in which the Company is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a Prohibited Payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s AFTAP for that Plan Year is not less than 100%. The limitation set forth in this Section 5.8(c) does not apply to any payment of a benefit which under section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(d) Provisions Applicable After Limitations Cease to Apply.

(i) Resumption of Prohibited Payments. If a limitation on Prohibited Payments under Sections 5.8(a)(i), 5.8(b)(i), or 5.8(c) applied to the Plan as of a Section 436 Measurement Date, but that limit no longer applies to the Plan as of a later Section 436 Measurement Date, then that limitation does not apply to benefits with Annuity Starting Dates that are on or after that later Section 436 Measurement Date.

(ii) Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 5.8(b)(iii) applied to the Plan as of a Section 436 Measurement Date, but that limitation no longer applies to the Plan as of a later Section 436 Measurement Date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later Section 436 Measurement Date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor Regulation 29 CFR section 2530.204-2(c) and (d).

(iii) Shutdown and Other Unpredictable Contingent Event Benefits. If an Unpredictable Contingent Event Benefit with respect to an Unpredictable Contingent Event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 5.8(b)(11), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treas. Reg. §1.436-1(g)(5)(ii)(B)), then that Unpredictable Contingent Event Benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 5.8(b)(ii)). If the Unpredictable Contingent Event Benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.

(iv) Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 5.8(a)(ii) or 5.8(b)(iii), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the AFTAP for the Plan Year that meets the requirements of Treas. Reg. §1.436-1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e) Notice Requirement. See Section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to Participants and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Sections 5.8(a)(i), 5.8(b), or 5.8(c).

(f) Methods to Avoid or Terminate Benefit Limitations. See sections 436(b)(2), (c)(2), (e)(2) and (f) of the Code and Treas. Reg. §1.436-1(f) for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 5.8(a) through (c) for a Plan Year. In general, the methods the Company may use to avoid or terminate one or more of the benefit limitations under Sections 5.8(a) through (c) include employer contributions and elections to increase the amount of plan assets which are taken into account in determining the AFTAP, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

(g) Special Rules.

(i) Rules of Operation for Periods Prior to and After Certification of Plan’s AFTAP.

(A) In General. Section 436(h) of the Code and Treas. Reg. §1.436-1(h) sets forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s AFTAP for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s AFTAP for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Treas. Reg. §1.436-1(h)(4)(ii) but does not issue a certification of the specific AFTAP for the Plan by the last day of the Plan Year). For any period during which a presumption under section 436(h) of the Code and Treas. Reg. §1.436-1(h) applies to the Plan, the limitations under Sections 5.8(a) through (c) are applied to the Plan as if the AFTAP for the Plan Year were the presumed AFTAP determined under the rules of section 436(h) of the Code and Treas. Reg. §1.436-1(h)(1), (2) or (3). These presumptions are set forth in Section 5.8(g)(i)(B) through (D).

(B) Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Sections 5.8(a), (b) or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the AFTAP of the Plan for the current Plan Year, or, if earlier, the date Section 5.8(g)(i)(C) or 5.8(g)(i)(D) applies to the Plan:

(1) The AFTAP of the Plan for the current Plan Year is presumed to be the AFTAP in effect on the last day of the preceding Plan Year; and

(2) The first day of the current Plan Year is a Section 436 Measurement Date.

(C) Presumption of Underfunding Beginning First Day of 4th Month. If the Plan’s enrolled actuary has not issued a certification of the AFTAP for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s AFTAP for the preceding Plan Year was either at least 60% but less than 70% or at least 80% but less than 90%, or is described in Treas. Reg. § 1.436-1(h)(2)(ii), then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the AFTAP for the Plan for the current Plan Year, or, if earlier, the date Section 5.8(g)(i)(D) applies to the Plan:

(1) the AFTAP of the Plan for the current Plan Year is presumed to be the Plan’s AFTAP for the preceding Plan Year reduced by 10 percentage points; and

(2) the first day of the 4th month of the current Plan Year is a Section 436 Measurement Date.

(D) Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the AFTAP for the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treas. Reg. §1.436-1(h)(4)(ii) but has not issued a certification of the specific AFTAP for the Plan Year by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year:

(1) the AFTAP of the Plan for the current Plan Year is presumed to be less than 60%; and

(2) the first day of the 10th month of the current Plan Year is a Section 436 Measurement Date.

(ii) Certain Frozen Plans and Other Special Rules.

(A) Plan Termination. The limitations on Prohibited Payments in Section 5.8(a)(i), 5.8(b)(i) and 5.8(c) do not apply to Prohibited Payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.

(B) Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on Prohibited Payments set forth in Sections 5.8(a)(i), 5.8(b)(i) and 5.8(c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Participants. This Section 5.8(g)(ii)(B) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(C) Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section 5.8(g)(i) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s AFTAP for the Plan Year, the limitations under Sections 5.8(a)(ii) and 5.8(b)(ii) shall be based on the inclusive presumed AFTAP for the Plan, calculated in accordance with the rules of Treas. Reg. §1.436-1(g)(2)(iii).

(iii) Special Rules Under PRA 2010.

(A) Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Sections 5.8(a)(i) or 5.8(b)(i) apply to payments under a social security leveling option, within the meaning of section 436(j)(3)(C)(i) of the Code, the AFTAP for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under section 436(j)(3) of the Code and any Treasury regulations or other published guidance thereunder issued by the Internal Revenue Service.

(B) Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 5.8(b)(iii) applies to the Plan, the AFTAP for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under section 436(j)(3) of the Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(iv) Interpretation of Provisions. The limitations imposed by this Section 5.8 shall be interpreted and administered in accordance with section 436 of the Code and Treas. Reg. §1.436-1.

(h)	Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections 5.8(a) through (g): section 1.436-1(j)(1), defining Adjusted Funding Target Attainment Percentage (“AFTAP”); section 1.436-1(j)(2), defining Annuity Starting Date; section 1.436-1(j)(6), defining Prohibited Payment; section 1.436-1(j)(8), defining Section 436 Measurement Date; and section 1.436-1(j)(9), defining an Unpredictable Contingent Event and an Unpredictable Contingent Event Benefit.”

2.	Section 11.5 of the Plan is hereby deleted in its entirety.

IN WITNESS WHEREOF, the Benefit and Retirement Plan Committee has caused this Amendment No. 1 to be adopted on behalf of VWR International, LLC this 16th day of December, 2013.

Attest:		VWR INTERNATIONAL, LLC

/s/ Pam Klonaris		By:	/s/ James M. Kalinovich

Title:	Treasury Analyst	Title:	VP and Corporate Treasurer